Exhibit 16.1

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:           NaturalShrimp Incorporated

Ladies and Gentlemen:

We have read Item 4.01 of NaturalShrimp Incorporated’s Current Report on Form 8-K dated April 21, 2015, captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm.  We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

“WDM Chartered Accountants”

WDM Chartered Accountants
April 21, 2015